SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 23, 2004



                             XO COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)


Delaware                            0-30900                      54-1983517
(State or other                 (Commission File               (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)



11111 Sunset Hills Road, Reston, Virginia                               20190
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: 703-547-2000



          (Former name or former address, if changed from last report)

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Item 9. Regulation FD Disclosure.

     On January 23, 2004, XO Communications, Inc. ("XO") announced that it has issued all of the 39.7 million shares of new common stock from its rights offering that closed on January 6, 2004. XO's $200 million rights offering of 40 million shares of common stock yielded approximately $197.6 million in proceeds. All proceeds have been used to reduce the company's outstanding debt from $536.5 million to $338.9 million. The rights offering commenced on October 16, 2003 in accordance with the Company's Chapter 11 plan of reorganization and concluded on January 6, 2004.

     A copy of the press release of the Company is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     Exhibits. XO Communications, Inc.

     99.1   Press Release of XO Communications, Inc., dated January 23, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        XO COMMUNICATIONS, INC.

                                        By: /s/ Wayne M. Rehberger
                                            ------------------------------
                                            Name:  Wayne M. Rehberger
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

January 23, 2004

                                  Exhibit Index
                                  -------------


Exhibit No.    Description
-----------    -----------

   99.1        Press Release of XO Communications, Inc., dated January 23, 2004.